Exhibit 99.1

MKDWELL Tech Inc. and Cetus Capital Complete Business Combination

New York, July 31, 2024 /GlobeNewswire/ — MKDWELL Tech Inc. (“MKD” or the “Company”), an automotive electronics manufacturer, today announced the completion of its business combination (the “Business Combination”) with Cetus Capital Acquisition Corp. (“Cetus Capital”) on July 31, 2024. The listed company following the Business Combination is MKDWELL Tech Inc., and its ordinary shares and warrants will commence trading on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbols “MKDW” and “MKDWW” respectively on August 1, 2024.

The announcement of the completion of the Business Combination comes after Cetus Capital’s stockholders voted to approve the transaction on July 9, 2024 and all remaining closing conditions were met. Official results of the vote are included in a current report on Form 8-K filed by Cetus Capital on July 10, 2024 with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

More information about the transaction is available in the Company’s registration statement on Form F-4, as amended and supplemented, which includes Cetus Capital’s proxy statement and the Company’s prospectus in relation to the business combination, declared effective by the SEC on June 10, 2024.

Management

The Company will be led by its founder, Chief Executive Officer and Chairman of the Board, Ming-Chia Huang, along with Min-jie Cui as the Chief Financial Officer. The Board of the Company will include Executive Director Ming-Chao Huang, as well as Independent Directors Chih-Hsiang Tang, Chung-Yi Sun and Jung-Te Chang.

Advisors

Sichenzia Ross Ference Carmel LLP acted as legal counsel to MKDWELL Tech Inc. Pryor Cashman LLP acted as legal counsel to Cetus Capital. EF Hutton LLC acted as capital markets advisor to Cetus Capital.

About MKDWELL Tech Inc.

MKD, incorporated in the British Virgin Islands, operates primarily through its key subsidiaries: MKD Jiaxing Company and MKD Shanghai Company in Mainland China, and MKD Taiwan Company in Hsinchu, Taiwan. MKD Jiaxing Company was established in 2017 via an investment initiative by the Science and Technology City of Nanhu District, Jiaxing City, Zhejiang Province, China, aimed at fostering the microelectronics industry in the region. The company acquired land to construct a state-of-the-art research, development, and manufacturing facility, solidifying its presence in Jiaxing and the Yangtze River Delta.

Founded in 2006, MKD Taiwan Company is situated in the Hsinchu Science Park, a key nexus for Taiwan’s technological advancements and a pivotal center for the global semiconductor industry. MKD’s growth has been centered around automotive electronics, which remains a primary focus. MKD is a leading supplier of automotive electronic products for passenger cars, modified commercial vehicles, RVs, and logistics vehicles. MKD’s product portfolio includes intelligent RV control systems, LiDAR sensors, intelligent container control systems for logistics vehicles, and vehicle seat control systems. MKD offers both ODM and OEM customization services to its clients. MKD’s design center in the Hsinchu Science Park and manufacturing facility in the Jiaxing Science and Technology City enable MKD to provide comprehensive design, manufacturing, and supply solutions to its clients.

About Cetus Capital

Prior to the business combination, Cetus Capital was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Management of Cetus Capital was led by Chung-Yi Sun, the Chairman of the Board and Chief Executive Officer.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements also include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the anticipated benefits of the business combination and listing, MKD’s ability to scale and grow its business, MKD’s competitive advantages and expected growth, MKD’s ability to source and retain talent, and MKD’s working capital following closing of the business combination, as applicable. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MKD’s management and are not predictions of actual performance. These statements involve risks, uncertainties and other factors that may cause MKD’s actual results, levels of activity, performance, or achievements to be materially different from those expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. The forward-looking statements in this press release represent the views of the Company as of the date of this press release. Subsequent events and developments may cause those views to change. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

Contacts

Investor Relations

MKDWELL Tech Inc.

csr@mkd.com.tw